Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-44826, 333-58020, 333-118614, 333-135396 , 333-161132 and 333-174355) and the Registration Statement on Form S-3 (No. 333-176121) and in the related Prospectuses and Prospectus Supplements, of our report dated February 27, 2012, with respect to the financial statements of Telik, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

San Jose, California

February 27, 2012